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                                                                     Exhibit 2.b

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          NEIGHBORHOOD BOX OFFICE, INC.

        Neighborhood Box, Office, Inc. (the "Corporation"), a corporation incorporated pursuant to the provisions of the Utah Revised Business Corporation Act, as amended (the "Utah Act"), hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation (the "Articles of Amendment"):

        1. Amendment of Article I. Article I of the Corporation's Articles of Incorporation is amended in its entirety as follows:

                                    ARTICLE I

                                 CORPORATE NAME

        The name of the corporation is NBO, Inc.

        2. This amendment to the Articles of Incorporation was approved by the Corporation's Board of Directors and shareholders in accordance with the Utah Act.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 17 day of August, 2000.

NEIGHBORHOOD BOX OFFICE, INC.

By: Ricardo Miranda
Its: Chief Financial Officer